                                                                     EXHIBIT 4.1


                                24 January 1996



                             MARK COOKE and others


                          BRIDGE STREET FUND 1995, LP.


                      GOLDMAN SACHS & CO. VERWALTUNGS GmbH
                      (for GS CAPITAL PARTNERS II GERMANY
                             CIVIL LAW PARTNERSHIP)


                          GS CAPITAL PARTNERS II, L.P.


                     GS CAPITAL PARTNERS II OFFSHORE, L.P.


                          STONE STREET FUND 1995, LP.


                     STIRLING COOKE BROWN HOLDINGS LIMITED



                         -----------------------------
                             SHAREHOLDERS AGREEMENT
                                  relating to
                              STIRLING COOKE BROWN
                                HOLDINGS LIMITED
                         -----------------------------

                                    CONTENTS

Clause                                                                      Page

1.   INTERPRETATION.........................................................   1

2.   DIRECTORS..............................................................   5

3.   CORPORATE GOVERNANCE...................................................   9

4.   INFORMATION RIGHTS.....................................................   9

5.   INSURANCE..............................................................  10

6.   TRANSFER OF EQUITY SECURITIES..........................................  10

7.   SALE OF CONTROL........................................................  12

8.   BRING-ALONG RIGHTS.....................................................  13

9.   FUTURE ISSUES..........................................................  13

10.  PUT AND AUCTION RIGHTS.................................................  14

11.  INITIAL PUBLIC OFFERING AND REGISTRATION RIGHTS........................  14

12.  INVESTMENT BANKING.....................................................  15

13.  DECISIONS BY MANAGEMENT SHAREHOLDERS...................................  15

14.  MEMORANDUM AND BYE-LAWS AND FURTHER ASSURANCE..........................  15

15.  TERMINATION............................................................  16

16.  CONFIDENTIALITY........................................................  16

17.  ANNOUNCEMENTS..........................................................  18

18.  ASSIGNMENT.............................................................  18

19.  WAIVER OF RIGHTS.......................................................  18

20.  AMENDMENTS.............................................................  19

21.  INVALIDITY.............................................................  19

22.  NO PARTNERSHIP OR AGENCY...............................................  19

23.  ENTIRE AGREEMENT.......................................................  19

24.  PURCHASE OF OWN SECURITIES.............................................  20

25.  GOVERNING LAW..........................................................  20


26.  NOTICES................................................................  20

SCHEDULE 1..................................................................  21

   Part A - Management Shareholders.........................................  21
   Part B - Investors.......................................................  24
   Part C - The Company.....................................................  25

SCHEDULE 2..................................................................  26

   Corporate Governance.....................................................  26

SCHEDULE 3..................................................................  29

   Right of first offer on sale or transfer of Equity Securities............  29

SCHEDULE 4..................................................................  34

   Transfers on termination of employment of a Management Shareholder.......  34

SCHEDULE 5..................................................................  40

   Put and Auction rights...................................................  40

SCHEDULE 6..................................................................  42

   Transfer of Equity Securities............................................  42

SCHEDULE 7..................................................................  43

   Part A...................................................................  43
   Deed of Adherence........................................................  43
   Part B...................................................................  44
   Permitted Transferee Undertaking.........................................  44

SCHEDULE 8..................................................................  45

   The Subsidiaries.........................................................  45

SCHEDULE 9..................................................................  47

   Form of Subsidiary Undertaking...........................................  47

SCHEDULE 10.................................................................  49

   List of Exhibits.........................................................  49

THIS SHAREHOLDERS AGREEMENT is made on 24 January 1996

BETWEEN:

(1) THOSE PERSONS whose names and addresses are set out in Part A of Schedule I (Management Shareholders);

(2) BRIDGE STREET FUND 1995, L.P. of c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, DE 19801 U.S.A.(Bridge Street),

(3) GOLDMAN SACHS & CO. VERWALTUNGS GmbH (for GS CAPITAL PARTNERS II GERMANY CIVIL LAW PARTNERSHIP) of Messe Turm, 60308 Frankfurt am Main, Germany (Germany);

(4) GS CAPITAL PARTNERS II, L.P. of c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, DE 19801 U.S.A. (GS Capital Partners);

(5) GS CAPITAL PARTNERS II OFFSHORE, L.P. of c/o Maples and Calder, P0 Box 309, Grand Cayman, Cayman Islands, British West Indies (GS Offshore);

(6) STONE STREET FUND 1995, L.P. of c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, DE 19801 U.S.A.(Stone Street);

(7) STIRLING COOKE BROWN HOLDINGS LIMITED of Cedar House, 41 Cedar Avenue Hamilton HMI2 Bermuda (the Company).

WHEREAS:

(A) On 23 December 1995 the parties entered into an agreement for the subscription and purchase of shares in the Company by Bridge Street, Germany, GS Capital Partners, GS Offshore, and Stone Street (the Subscription Agreement).

(B) The parties now wish to enter into this agreement in order to regulate the manner in which the Group will carry on business and the manner in which the relationship between the Shareholders will be governed.

IT IS AGREED as follows:

INTERPRETATION

1.1 In this Agreement, the following terms shall (unless the context requires otherwise) have the following respective meanings:

Auditors means KMPG or such other firm of auditors to be appointed by the Company from time to time in accordance with this Agreement;

Board means the board of directors of the Company;

Budget means in respect of the period to 30 June 1996, the budget for the Group attached as Exhibit A, and in respect of any other period means a budget for the Group for a particular Financial Year or part Financial Year (as appropriate) in a format approved from time to time by the Board in accordance with this Agreement;

Business Day means a day on which banks generally are open in London;

Business Plan means a rolling business plan for the Group as agreed by a Super-Majority and to be updated annually in a manner approved from time to time by the Board in accordance with this Agreement;

Bye-laws means the Bye-laws of the Company to be adopted pursuant to the Subscription Agreement as they may subsequently be altered from time to time in accordance with this Agreement;

company includes any body corporate, wherever incorporated;

Deed of Adherence means a deed of adherence to the provisions of this Agreement to be executed by a proposed transferee of any Shares, substantially in the form contained in Part A of Schedule 7;

Directors means the Management Shareholder Directors and the Goldman Sachs Directors;

Equity Securities means Shares and any rights to subscribe for or to convert any securities into or exchange any securities for Shares;

Financial Year means a financial period of the Company (commencing, other than in the case of its initial financial period, on 1 January and ending on 31 December);

Further Financing Agreement means the agreement, in the agreed form, pursuant to and on the terms and conditions of which CS Capital Partners and GS Offshore agree to make further finance available to the Group;

Goldman Sachs means Bridge Street, Germany, CS Capital Partners, CS Offshore, Stone Street, The Goldman Sachs Group, L.P. and the other Goldman Sachs Affiliates (or, as the context requires, any one of them);

Goldman Sachs Affiliates means any subsidiary undertaking of; or any investment vehicle, including any limited partnership, whether constituted under the laws of England or otherwise, the general partner, managing general partner or managing agent of which is under the control (directly or indirectly) of, The Goldman Sachs Group L.P.;

Goldman Sachs Directors means the directors of the Company from time to time nominated by

Goldman Sachs in accordance with this Agreement;

Goldman Sachs Group means The Goldman Sachs Group L.P. and all Goldman Sachs Affiliates;

Goldman Sachs Subsidiary Director shall have the meaning given in clause 2.4;

Group means the Company and the Subsidiaries for the time being;

Initial Public Offering means an offering of at least 15% of the ordinary share capital of the Company (on a fully diluted basis) which is either (i) registered under the Securities Act of 1933 (as amended); or (ii) which is made in connection with an application for the said shares to be admitted to listing on the London Stock Exchange; and which in either case generates net proceeds in aggregate to the Company and Shareholders of at least US$15 million;

London Stock Exchange means the London Stock Exchange Limited;

Management Shareholder Directors means the directors of the Company from time to time nominated by the Management Shareholders in accordance with this Agreement;

Management Shareholders means those persons listed in Part A of Schedule I together with their Permitted Transferees from time to time;

Memorandum means the Memorandum of Association of the Company as it may subsequently be altered from time to time in accordance with this Agreement;

Minority Interest means an undertaking in which any member of the Group has an interest in at least 10% of the issued share or other capital of the undertaking;

NASDAQ means the National Association of Security Dealers, Inc. Automated Quotation System;

parties means the original signatories to this Agreement together with any persons who agree to become bound by the provisions of this Agreement by executing a Deed of Adherence or a deed of adherence in accordance with clause
9.3 (and party shall be construed accordingly);

Permitted Transfer has the meaning given to it in clause 6.4.1(c);

Permitted Transferee means any person to whom a Permitted Transfer is made in accordance with this Agreement;

Registration Rights Agreement means the agreement, in the agreed form, between the parties hereto which provides for certain registration rights in relation to the Company's ordinary share capital;

securities means, in relation to the Company, securities of any kind whatsoever issued by the Company;

Security Interest means any mortgage, charge, pledge, lien (other than a lien arising by operation of law), right of set-off, encumbrance or any security interest whatsoever, howsoever created or arising, including any analogous security interest under local law;

Shareholders means the parties to this Agreement other than the Company and Shareholder shall mean any one of them;

     Shares means shares in the capital of the Company;

Subscription Agreement shall have the meaning given to it in Recital (A);

Subsidiaries means subsidiary undertakings of the Company and the Minority Interests of the Group (without requiring any party to procure any action by the Minority Interests of the Group to the extent it is beyond its powers to do so) including, but without limitation, those listed in Schedule 8, and Subsidiary shall be construed accordingly;

subsidiary undertaking means, in relation to an undertaking (the holding undertaking), any other undertaking in which the holding undertaking for the time being directly or indirectly holds or controls either:

(a) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; or

(b) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters,

and any undertaking which is a subsidiary undertaking of another undertaking shall also be a subsidiary undertaking of any further undertaking of which that other is a subsidiary undertaking; and

Super-Majority means more than two thirds of the Directors acting as representatives of the Shareholders in accordance with clause 3.4, including at least one Goldman Sachs Director, provided that Goldman Sachs owns or controls 15% or more of the Shares;

undertaking means a company or partnership or an unincorporated association carrying on trade or a business with or without a view to profit (and, in relation to all undertaking which is not a company, expressions in this Agreement appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description).

1.2 Except where the context requires otherwise, references to clauses and Schedules are to clauses of and Schedules to this Agreement and references to sub-clauses are to sub-clauses of the clause in which the reference appears.

1.3 Any reference in this Agreement to an amount in pounds sterling shall also be a reference to the then equivalent amount in any other currency or combination of currencies and references to "US$" are to United States Dollars.

1.4 Headings are inserted for convenience only and shall not affect the construction of this Agreement or the Schedules.

1.5 Any reference to an agreed form is to the form of the relevant document agreed between the parties and signed on their behalf for the purpose of identification before the signature of this Agreement (with such amendments, if any, as may subsequently be agreed in writing between the parties).

1.6 The Exhibits which have been initialled on behalf of the parties and the Recitals and the Schedules shall be deemed to be incorporated in this Agreement.

1.7 Where any obligation pursuant to this Agreement is expressed to be undertaken or assumed by any party, such obligation shall be construed as requiring the party concerned to exercise all rights and powers of control over the affairs of any other person which that party is able to exercise (whether directly or indirectly) in order to secure performance of such obligation.

1.8 Neither the Company nor any Subsidiary shall be bound by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any statutory power of the Company or the Subsidiary (as the case may be), but that provision shall remain valid and binding as regards all other parties to which it is expressed to apply and such provision shall take effect so as to include all obligation on the part of the Shareholders to exercise all their respective powers and rights so as to procure, so far as they are able, that the Company or the Subsidiary (as the case may be) complies with such provision notwithstanding that it is not bound by it.

1.9 Wherever in this Agreement Goldman Sachs is provided with any right or entitlement, such right or entitlement may be exercised by any one member from time to time of the Goldman Sachs Group.

DIRECTORS

2.1(a) Unless otherwise agreed by the Board in accordance with this Agreement the Board shall consist of a maximum of six Directors, of which four shall be Management Shareholder Directors. The number of Goldman Sachs Directors shall be as specified in clause 2.1(b). Subject to clause 2.9, the Management Shareholders shall have the sole right (exercisable from time to time) to appoint and remove and replace any of the Management Shareholder Directors and, subject to clause 2.10, Goldman Sachs shall have the sole right (exercisable from time to time) to appoint and remove and replace any of the Goldman Sachs Directors. The initial appointments to the Board shall be as follows:

          Management Shareholder                  Goldman Sachs Directors
               Directors

               Mark Cooke                            Reuben Jeffery III

             Nicholas Brown                             Sanjay Patel

              George Jones

             Warren Cabral

(b) Goldman Sachs shall have the following rights to appoint the following numbers of Directors of the Company:

       (i) if Goldman Sachs owns, in total, 15% or more of the issued Shares in the Company, 2 Directors;

       (ii) if Goldman Sachs owns, in total, 5% or more but less than 15% of the issued Shares in the Company, 1 Director;

       (iii) if Goldman Sachs Owns, in total, less than 5% of the issued Shares in the Company, it shall have no right to appoint a Director.

(c) If at any time the shareholding of Goldman Sachs decreases to such a level that Goldman Sachs has more Directors on the Board than it is entitled to appoint pursuant to clause 2.1 ~) above, it shall procure that the excess Director(s) resign(s) as soon as reasonably practicable thereafter.

(d) A Management Shareholder Director who is also a Management Shareholder shall resign as a Director immediately on ceasing to be a Shareholder or employee of any member of the Group.

(e) The Management Shareholders shall procure that, at all times, at least two Management Shareholder Directors shall be ordinarily resident in Bermuda.

2.2. Any appointment or removal of a Director shall be effected by notice in writing to the Company signed by or on behalf of the Shareholder(s) in question and shall take effect, subject to any contrary intention expressed in the notice, when the notice is delivered.

2.3 Except where failure to act would result in the breach of a statutory requirement, in the event that there is a vacancy on the Board no action shall be taken by the Board until that vacancy is filled by the Shareholder(s) entitled to fill it, provided that if a vacancy remains unfilled for a period of 30 days from its arising, this provision shall cease to have effect in relation to that vacancy and shall have no effect in relation to any further vacancy arising during the period of the first vacancy which the person entitled to fill the first vacancy is also entitled to fill.

2.4 Subject to clause 2.10, and subject to Goldman Sachs owning, in total, 5% or more of the issued Shares of the Company, Goldman Sachs shall be entitled to appoint (and remove and replace) one director to the board of directors of each of the Subsidiaries by notice in writing to the board of the relevant Subsidiary (each such director being a Goldman Sachs Subsidiary Director). The Goldman Sachs Subsidiary Director shall be appointed as soon as practicable after notice of such appointment is received by the relevant Subsidiary and shall not be removed from such appointment without Goldman Sachs' prior written consent. In the event that Goldman Sachs ceases to own, in total, 5% or more of the issued Shares in the Company it shall procure that each Goldman Sachs Subsidiary Director shall resign as soon as reasonably practicable thereafter.

2.5 At least one of the Goldman Sachs Directors shall be a member of all committees of the Board and each Goldman Sachs Subsidiary Director shall be a member of all committees of the board of directors of the Subsidiary of which he is a director.

2.6 To the extent lawful, the quorum for the transaction of business at any meeting of the Board or any committee of the Board shall be three Directors (or their alternates), at least one of whom must be a Goldman Sachs Director (or his alternate), otherwise, the quorum for the transaction of business at any meeting of the Board or any committee of the Board shall be two Directors. The quorum for the transaction of business at any meeting of the board of directors, or any committee of the board of directors, of a Subsidiary shall, to the extent lawful, also be three directors (or their alternates), at least one of whom must be the Goldman Sachs Subsidiary Director (or his alternate) (but only if the board or committee of the board is convened to consider, or otherwise considers, whether on its own or in conjunction with any other action, the taking of any of the actions listed in Schedule 2 by that Subsidiary), otherwise, the quorum shall be two directors. Each Shareholder which has appointed a Director shall use its reasonable endeavours to procure that a quorum is present at any meeting of the Board. In the event that a quorum is not present within 30 minutes of the time for which a meeting of the Board has been called, that Meeting shall be adjourned until the same time on the date 14 days following (or the Business Day nearest to it). Every Director shall be given at least 7 days' written notice of such adjourned meeting, at which any 2 Directors (or their alternates) shall constitute a quorum.

2.7 Other than as provided for in clause 2.6 in respect of an adjourned meeting of the Board, at least 14 days written notice shall be given to each Director of any meeting of the Board or committee of the Board, provided always that a shorter period of notice may be given with the written approval of at least one Goldman Sachs Director (or his alternate). Any such notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting. Any matter which is to be submitted to the meeting for a decision which is not identified in reasonable detail as aforesaid shall not be decided upon, unless otherwise agreed by all of those present.

2.8 Except in relation to the action specified in Schedule 2, when the provisions of clause 3.2 shall apply, matters for decision by the Board or committee of the Board shall be decided by simple majority vote. Each Director shall, subject to any provision of the Bye-laws precluding a Director from voting as a result of any other interest of the Director, be entitled to cast one vote on each issue put to a vote. Any Director who is unable to attend any meeting may nominate any other Director or, in the case of a Goldman Sachs Director, any other person, to act as his alternate for the purposes of that meeting (by depositing written notice to that effect with the Company Secretary at any time prior to the meeting) and, in addition to any other vote which he already may be entitled to cast, to vote in his place at the meeting, and such alternate Director shall count towards the quorum for the purposes of clause
2.6. The provisions of this clause shall, mutatis mutandis, also apply to Subsidiaries.

2.9 Unless a proposed Management Shareholder Director is a Management Shareholder, the Management Shareholders shall not be entitled to appoint that person as a Management Shareholder Director pursuant to clause 2.1 or as an alternate pursuant to clause 2.8 without having first obtained the prior written approval of the Goldman Sachs Directors to the appointment, such approval not to be unreasonably withheld or delayed.

2.10 Unless a proposed Goldman Sachs Director or Goldman Sachs Subsidiary Director is a partner or an employee of a member of Goldman Sachs Group, Goldman Sachs shall not be entitled to appoint that person as a Goldman Sachs Director or a Goldman Sachs Subsidiary Director pursuant to clause 2.1 or 2.4 (as the case may be), or as an alternate of either pursuant to clause 2.8, without having first obtained the prior written approval of a majority of the Management Shareholder Directors to the appointment, such approval not to be unreasonably withheld or delayed.

2.11 Each Director (including for this purpose a Goldman Sachs Subsidiary Director) shall be reimbursed by the Group for reasonable travel and other out of pocket expenses incurred by him in performing his obligations and carrying out his duties hereunder.

2.12 Meetings of the Board shall be held at least once every two months unless agreed otherwise by a Super-Majority. A director (or a duly appointed alternate) of the Company or a Subsidiary will be regarded as present at a meeting if he is in communication with the meeting by telephone or other communication equipment permitting all those attending the meeting to hear one another.

2.13 The Management Shareholders shall procure that each Subsidiary which is an exempted company within the meaning of section 127 of the Bermuda Companies Act 1981 shall, at all times, have a sufficient number of directors (other than alternate directors) ordinarily resident in Bermuda so as to be able to form a quorum at a meeting of directors of that Subsidiary.

CORPORATE GOVERNANCE

3.1 Subject to the provisions of this clause 3, the management of the affairs of each member of the Group shall be controlled by its board of directors in accordance with its constitutional documents and applicable law.

3.2 The actions listed in Schedule 2 shall not be taken either by the Company or by any other member of the Group, nor shall the Company approve the taking of any of the said actions by any other member of the Group, without the prior approval of a Super-Majority.

3.3 The Management Shareholders agree to procure undertakings from each of the Subsidiaries to adhere to the terms of this clause 3 in the form of the letter attached as Schedule 9 and supply certified copies of such undertakings to Goldman Sachs within the period of three months from the date hereof

3.4 The parties agree that Super-Majority votes shall be taken by the Management Directors acting solely as representatives of the Management Shareholders and by the Goldman Sachs Directors acting solely as representatives of Goldman Sachs, and not as directors of the Company nor in any other capacity which owes a fiduciary duty to the Company.

INFORMATION RIGHTS

4.1 The Company shall provide Goldman Sachs (at the address given to the Company from time to time for such purpose) with the following information:

(a) within 30 days of the end of each month, a monthly management letter, containing summary details of the revenues and operations of and a balance sheet for, the Group and, in particular, summary financial information for that month in respect of each of the company and the Subsidiaries, together with an officer's written confirmation that in his opinion the same have been prepared (on an unaudited basis) so as fairly and accurately to reflect the trading and financial positions of the Company and the Subsidiaries for that period;

(b) within 90 days of the end of each Financial Year, annual accounts, audited by the Auditors accompanied by a management letter summarising the revenues and Operations of the Company and each of the Subsidiaries, for that Financial Year;

(c) within 5 days of filing, copies of all filings made, if any, with the Securities and Exchange Commission or any stock exchange; and

(d) before the end of each Financial Year the Budget for the next Financial Year and an updated Business Plan.

(e) any other information which Goldman Sachs may from time to time reasonably request.

4.2 The Goldman Sachs Directors shall be provided with copies of all information (if any) made available to all or any of the Management Shareholder Directors in connection with the Group, at the same time as such information is made available to the Management Shareholder Directors.

INSURANCE

5. The Management Shareholders shall, in the case of (a), procure and shall, in the case of (b), use their reasonable endeavours to procure that so long as Goldman Sachs owns any Shares, the Group maintains:

(a) such cover in respect of directors' and officers' liability insurance as may reasonably be regarded as prudent in relation to the size and nature of the business of the Group; and

(b) in respect of "key man" life insurance, at least (Pounds)5 million of cover on the life of Mark Cooke and at least (Pounds)5 million of cover on the life of Nick Brown, or in either case, such other amounts as a Super-Majority may agree.

TRANSFER OF EQUITY SECURITIES

6.1  The Shareholders shall use their respective powers to procure that:

(a) the Directors shall not approve the transfer of any Equity Securities to any person who is not already a party to this Agreement unless that person has delivered to the Company a duly executed Deed of Adherence;

(b) all share certificates issued by the Company shall bear the following legend:

"No person shall acquire all interest in any shares of the Company or be registered as a shareholder in the Company without having first delivered to the Company a Deed of Adherence to the Shareholders' Agreement and Registration Rights Agreement relating to the Company each dated *January 1996 (in the form specified by the Company)."

6.2 Other than pursuant to a sale or transfer of the legal and beneficial interest in its Equity Securities which is expressly permitted by this Agreement, no Shareholder may:

(a) grant, declare, create or dispose of any right or interest in any Equity Securities; or

(b) create or permit to exist any pledge, lien, charge (whether fixed or floating) or other encumbrance over any Equity Securities.

6.3  Subject to clauses 6.4, 6.5 and 6.7 and to clauses 7, 8 and 10:

(a) none of the Shareholders may sell or transfer all or any Equity Securities other than in compliance with the provisions of Schedule 3;

(b) none of the Management Shareholders may sell or transfer any Equity Securities within three years from the date of this Agreement; and

(c) Goldman Sachs may not sell or transfer any Equity Securities within eighteen months from the date of this Agreement.

6.4.1  The restrictions in clause 6.3 shall not apply to any sale or transfer:

(a)  on an Initial Public Offering;

(b)  in the case of Goldman Sachs, to any Member of the Goldman Sachs Group;

(c)  pursuant to clause 4 of the Subscription Agreement; or

(d) in the case of a Management Shareholder, provided that the conditions set out in clause 6.4.2 are observed prior to the transfer, by a Permitted Transfer to a Permitted Transferee, a Permitted Transfer being one of the following:

     (i) in relation to a Management Shareholder, a transfer or transmission to that Management Shareholder's spouse, or that Management Shareholder's child or grandchild (in either case under the age of 18 years) or the trustee or trustees of a trust the beneficiaries of which are limited to that Management Shareholder and/or chat Management Shareholder's spouse, that Management Shareholder's children and/or grandchildren (in either case under the age of 18 years) (a family trust) or a transfer between (an) existing trustee(s)and (a) new trustee(s) of a family Crust or a transfer or transmission back to that Management Shareholder from any of such persons;

     (ii) in relation to a Management Shareholder, a transfer in accordance with the provisions of Schedule 4 following termination of that Management Shareholder's employment; or

     (iii) a transfer or transmission approved by a Super-Majority.

6.4.2  The conditions referred to in clause 6.4.1(d) are as follows:

(a) The proposed Permitted Transferee must enter into a Deed of Adherence prior to the transfer taking place; and

(b) In the case of a transfer pursuant to clauses 6.4.1. (d) to a Permitted Transferee, the proposed Permitted Transferee must undertake to the Shareholders (in the form of the undertaking Set Out in Part B of Schedule
     7) that if it ceases (for any reason) to be a Permitted Transferee it shall immediately transfer its Equity Securities back to the Management Shareholder from whom the Equity Securities were transferred to that Permitted Transferee.

6.5 In the event that a member of the Goldman Sachs Group which holds securities of the Company ceases to be a member of the Goldman Sachs Group, that person shall, immediately on ceasing to be a member of the Goldman Sachs Group, transfer its securities to another member of the Goldman Sachs Group.

6.6 Goldman Sachs may agree with a person to whom it proposes to transfer Equity Securities that the proposed transferee is to be treated for all purposes, following such transfer, as if it had been named in this Agreement with the name of Goldman Sachs.

6.7 In the event that any Management Shareholder who is an employee of the Group ceases to be so employed, the provisions of Schedule 4 shall apply.

SALE OF CONTROL

7. Without prejudice to clause 6, each Shareholder agrees that it will not, whether acting alone, or together with any other Shareholder or Shareholders pursuant to any agreement or arrangement, sell or transfer any Equity Securities to any person (or group) if, as a result of that sale or transfer and any other transactions, such person (or group) would become the beneficial owner, directly or indirectly, of Equity Securities representing 40% or more of the total votes which would be capable of being exercised at general meetings of the Company, based either on the Shares then in issue or on a fully diluted basis, unless such person (or group) agrees to offer to purchase all of the outstanding Equity Securities then in issue from all Shareholders for the same consideration and on the same terms provided that such consideration (on a security by security basis) shall in no event be less than the highest price paid (or other consideration given) in the last 12 months by such person (or group) for any Equity Securities.

BRING-ALONG RIGHTS

8.1 Subject to the provisions of Schedule 3 (which shall apply unless agreed otherwise by a Super-Majority), each Shareholder agrees that, in the event that Shareholders owning at least 70% of Equity Securities (Proposing Shareholders) elect to sell all of the Equity Securities then held by them to a third parry in a bona fide, arm's length transaction or series of transactions reflecting the fair value of such securities (as determined by a Super-Majority), all remaining Shareholders shall be required, within thirty days of the receipt of a written notice signed by all Proposing Shareholders, to sell all of the Equity Securities then held (whether legally or beneficially) by such remaining Shareholders to that third party for the same consideration and upon the same terms (on a security by security basis) as the sale by the Proposing Shareholders.

8.2  Completion of the sale and purchase of the Equity Securities under clause
8.1 shall take place at the registered office of the Company and the provisions of Schedule 6 shall apply thereto.

FUTURE ISSUES

9.1 Subject to clause 9.2, each Shareholder shall be invited by the Company to participate in all future allotments and issues by the Company of Equity Securities to the extent necessary to maintain its proportionate interest in the Company on a fully diluted basis, on the same terms as offered to any other person.

9.2  The Company shall not be required to make the invitation set out in clause
9.1 in relation to Equity Securities proposed to be allotted or issued:

(i) pursuant to an employee stock or share option plan, stock or share purchase plan, or singular benefit programme or agreement approved by a Super-Majority, where the primary purpose is not to raise additional equity capital for the Company; or

(ii) in direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company;

(iii) pursuant to the rights attaching to the A Shares as defined in the Subscription Agreement.

9.3 No allotment of issue of Equity Securities by the Company shall be made or be agreed to unless the person whose favour the allotment, issue or agreement is made agrees to enter into a deed of adherence to this Agreement and the Registration Rights Agreement prior to the issue of the relevant Equity Securities.

PUT AND AUCTION RIGHTS

10. The provisions of Schedule 5 shall apply in the event that, within eight years of the date of this Agreement.

(a) the Company shall not have made a firm commitment underwritten initial public offering of at least 15% of its ordinary share capital (on a fully diluted basis); or

(b)  the events contemplated by clause 7 or clause 8 shall not have arisen.

INITIAL PUBLIC OFFERING AND REGISTRATION RIGHTS

11.1 At any time after three years following the date of this Agreement, Goldman Sachs shall have the right to require the Company to procure one of the following (as may be nominated by Goldman Sachs following discussion with the Board): (A) a listing of the Company on the London Stock Exchange; (B) a listing of the Company on the New York Stock Exchange; or (C) designation of the ordinary share capital of the Company as a NASDAQ National market system security, in each case subject to the following conditions:

(a)  on an initial public offering on the New York Stock Exchange or NASDAQ:

     (i) at least 15% of the ordinary share capital of the Company (on a fully diluted basis) is registered pursuant to the demand

     (ii) the shares that are registered have an aggregate offering price of at least US$ 15 million based on the then current market price or fair value estimated by the Company's underwriters); and

     (iii) it is a firm commitment underwriting; and

(b)  on an initial public offering on the London Stock Exchange:

     (i) the Company's ordinary share capital is admitted to listing; and

     (ii) the ordinary share capital of the Company sold on the admission to listing has an aggregate offering price of at least (Pounds)10 million based on the then current market price or fair value estimated by the Company's underwriters).

11.2 On or following an initial public offering or otherwise at any time after three years of the date of this Agreement, Goldman Sachs shall have the right to require the Company:

(a) in the United States, to register the sale of any new or existing ordinary share capital of the Company pursuant to the Securities Act of 1933, provided that the Company shall nor be required to effect any registration within six months of the effective date of any other registration of ordinary share capital (other than under Form 5-8) on such terms as are contained in the Registration Rights Agreement.

(b) in the United Kingdom to authorize and prepare (or assist in the preparation of) any prospectus which may be required in order to make an offer of ordinary share capital of the Company under the Public Offers of Securities Regulations 1995.

11.3 The Company shall, to the extent lawful under Bermuda law, bear all expenses (other than commissions and underwriting discounts) including legal and accounting fees and expenses incurred pursuant to clauses 11.1 and 11.2 above, save that in the case of clause 11.2(a), after the first three registrations the Holders requesting registration shall bear all such expenses, as provided for in the Registration Rights Agreement

INVESTMENT BANKING

12. The Goldman Sachs Group shall have the right to perform all investment banking services for the

Company, including any sale of the Company, for customary compensation and other terms consistent with all arm's length transaction. If the Company and Goldman Sachs cannot agree upon terms of such appointment, the Company shall be at liberty to hire another investment banker, provided that any member of The Goldman Sachs Group will then be entitled to be a member of the management group in connection with any underwriting.

DECISIONS BY MANAGEMENT SHAREHOLDERS

13. In any case where this Agreement provides for a decision to be made by the Management Shareholders collectively, Goldman Sachs shall be entitled to assume that such decision has been agreed upon by all Management Shareholders if communicated to Goldman Sachs by any of Mark Cooke, George Jones or Nick Brown or such other person as the Management Shareholders may notify to Goldman Sachs in writing from time to time.

MEMORANDUM AND BYE-LAWS AND FURTHER ASSURANCE

14.1 As between the parties, if any of provisions of this Agreement are inconsistent with any of the provisions of the Memorandum and Bye-laws, the provisions of this Agreement shall prevail and the Shareholders shall exercise all voting and other rights and powers legally available to them (whether as members of the Company or otherwise), including for the purpose of amending the Memorandum and Bye-laws of the Company and the constitutional documents of the Subsidiaries, to the extent necessary from time to time to give effect to the provisions of this Agreement

14.2 In addition and without limitation to clause 14.1, the parties agree to take all such further and other actions, and enter into an additional agreements that may be necessary to give full effect to the terms of this Agreement and all other documents and all transactions referred to in it.

TERMINATION

15.1  This Agreement shall terminate:

(a)  upon an Initial Public Offering; or

(b) upon the completion of the acquisition of all of the Equity Securities in the Company by one person (or persons acting in concert with that person); or

(c) upon a sale of all or substantially all of the Company's assets and undertaking to an unrelated party (being a party not already a party to this Agreement);

save that termination of this Agreement for whatsoever reason shall not:

     (i) relieve any party from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed by that party prior to such termination or

     (ii) affect the terms of any agreement entered into between any of the parties to replace this

     Agreement.

15.2 The provisions of clause 11 shall not be affected by the termination of this Agreement pursuant to clause 15.1(a).

CONFIDENTIALITY

16.1 Each party undertakes with the other that it shall use all reasonable endeavours to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information:

(a) which it may have or acquire (whether before or after the date of this Agreement) in relation to the customers, business, assets or affairs of any member of the Group;

(b) which, in consequence of the negotiations relating to this Agreement or being a Shareholder or having appointees on the Board or the exercise of its rights or performance of its obligations under this Agreement, it may have or acquire (whether before or after the date of this Agreement) in relation to the customers, business, assets or affairs of any other Shareholder; or

(c) which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement).

No party shall use for its own business purposes or disclose to any third party any such information (collectively, Confidential Information) without the consent of the other parties.

16.2  The obligation of confidentiality under clause 16.1 shall not apply to:

(a) the disclosure of information (subject to clause 16.3) on a "need to know" basis to a member of the Goldman Sachs Group or an alternate director of either a Management Shareholder Director or a Goldman Sachs Director or by a Management Shareholder Director to a Management Shareholder or vice versa where such disclosure is for a purpose reasonably incidental to this Agreement;

(b) the disclosure of information to any general or limited partner in any of Bridge Street, GS Capital Partners, GS Offshore or Stone Street;

(c) the disclosure of information to a person or persons (Potential Purchaser) whom the party disclosing such information reasonably believes may wish to purchase all or any part of that party's Equity Securities provided that such Potential Purchaser provides to the Company, on terms and in a form reasonably satisfactory to the Company, an undertaking to keep such information confidential;

(d) information which is independently developed by the relevant party or acquired from a third party to the extent that it is acquired with the right to disclose the same;

(e) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority;

(f) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any member of its Group;

(g) the disclosure (subject to clause 16.3) in confidence to a party's professional advisers of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement;

(h) information which becomes within the public domain (otherwise than as a result of a breach of this clause 16); or

(i)  any announcement made in accordance with the terms of clause 17.

16.3 Each party shall inform any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or to whom it provides Confidential information, that such information is confidential and shall instruct them:

(a)  to keep it as confidential; and

(b) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

16.4 The Company shall (and the Company shall procure that each other member of the Group shall) observe a similar obligation of confidence in favour of the parties and each of their Subsidiaries.

16.5 The provisions of this clause 16 shall survive any termination of this Agreement.

ANNOUNCEMENTS

17. No announcement shall be made concerning this Agreement or the Subscription Agreement nor shall either of these be publicised in any other way, unless both the proposal to announce or otherwise publicise the Agreement and/or the Subscription Agreement and the form and content of the announcement or other publicity have been approved by Goldman Sachs and the Management Shareholders.

ASSIGNMENT

18.1 Subject to clause 6.6, 110 Shareholder may assign any of its rights or obligations under this Agreement in whole or in part otherwise than pursuant to a sale or transfer of Equity Securities to a third party in accordance with the terms of this Agreement.

18.2 This Agreement shall enure for the benefit of the successors in title and expressly permitted assigns of each of the parties.

WAIVER OF RIGHTS

19. No waiver by a party of a failure by another party to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character.

AMENDMENTS

20. This Agreement may be amended only by an instrument in writing signed by duly authorised representatives of each of the parties, provided that the amendment of any provision of this Agreement solely affecting any of the respective rights or obligations of the Shareholders or any of them inter se shall not require the agreement of the Company.

INVAlIDITY

21. If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall nevertheless negotiate in good faith in order to agree to terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

NO PARTNERSHIP OR AGENCY

22.1 Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties nor, save as may be expressly set out herein, constitute any party the agent of any other party for any purpose.

22.2 In addition, unless otherwise agreed in writing between the parties, none of them shall enter into contracts with third parties as agent for any member of the Group or for any other party nor shall any party describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.

ENTIRE AGREEMENT

23. This Agreement taken with the Subscription Agreement and all other agreements referred to in each document constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and none of the parties has entered into this Agreement in reliance upon any representation, warranty or undertaking by or on behalf of any other party which is not expressly set out in this Agreement or the Subscription Agreement. No party shall have any remedy in respect of any misrepresentation or untrue statement made by any other party hereto unless and to the extent that a claim lies for breach of warranty under the Subscription Agreement (save that this clause shall not exclude any liability for fraudulent misrepresentation).

PURCHASE OF OWN SECURITIES

24. To the extent that the Company has the right to purchase its own Equity Securities pursuant to the provisions of Schedules 3, 4 and 5, it shall only do so to the extent so permitted by Bermuda law.

GOVERNING LAW

25. This agreement shall be governed by English law and each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the English Courts as to any claim, dispute or matter arising out of or relating to this agreement or any of the documents to be executed pursuant to it, and waives any objection on the ground of venue or forum non conveniens or any similar ground. Each of the parties shall, unless it is a company incorporated in England and Wales, at all times maintain an agent for service of process in England, the identity and address of such agent to be notified to each of the other parties forthwith upon execution of this agreement and each party appointing an agent for service of process undertakes not to revoke the authority of such agent. If, for any reason, any such agent no longer serves as agent of its appointor to receive service of process, the appointor shall promptly appoint another such agent and advise each of the parties thereof immediately.

NOTICES

26. Any notice, instruction, consent or other document to be given under this Agreement shall be in writing and delivered personally or by pre-paid recorded delivery or facsimile (provided that, in the case of facsimile, the notice is confirmed by being delivered by hand or sent by first class post within 72 hours thereafter) to the recipient party at the address shown in Schedule 1 to this Agreement or to such other address, or to a facsimile number, as is notified in writing from time to time by such party to each of the other parties. Any notice delivered personally shall be deemed to be received when delivered, any notice sent by pre-paid recorded delivery post shall be deemed to have been received 5 Business Days after posting and any notice sent by facsimile, at the time of transmission (provided that if transmission occurs after 6 p.m. on a Business Day, or not on a Business Day, delivery will be deemed to occur at 9 a.m. on the next Business Day). References to time in this clause are references to local time in the country of the recipient of the notice.

IN WITNESS WHEREOF this agreement has been executed by the parties the day and year first before written.

                                   SCHEDULE 1

                        Part A - Management Shareholders

Name                       Address               Address for service of notices
                                                 and fax number

Nicholas Mark Cooke        "Tunbridge Wells"     Richards Butler
                           97 Harrington Sound   Beaufort House
                           Road                  15 St. Botolph Street
                           Smiths H502           London EC3A 7EE
                           Bermuda               Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Alan Albert Fairs          47 Elmfield Road      Richards Butler
                           Chingford             Beaufort House
                           London E4 7HT         15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Mark Kerr-Smiley           50 Granard Road       Richards Butler
                           London SW12 8UJ       Beaufort House
                                                 15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Nicholas Brown             Redcroft              Richards Butler
                           East End              Beaufort House
                           Pagglesham            15 St. Botolph Street
                           Rochford              London EC3A 7EE
                           Essex SS4 2EF         Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

John Anthony Lambert       30 Wakefield Close    Richards Butler
                           Emerson Park          Beaufort House
                           Hornchurch            15 St. Botolph Street
                           Essex RM11            London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Jeffrey Ronald Butler      10 Mossbank           Richards Butler
                           Grays                 Beaufort House
                           Essex RM17 7EF        15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Paul Ian Pearson           Fishermans Cottages   Richards Butler
                           16 Silver Road        Beaufort House
                           Burnham on Crouch     15 St. Botolph Street
                           Essex CMO 8LA         London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Jacques Georges Sacy       42 Scarsdale Villas   Richards Butler
                           London W8 6PP         Beaufort House
                                                 15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

David Terrell Colley       2 Gainsborough Court  Richards Butler
                           College Road          Beaufort House
                           London SE21 7LT       15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

George William Jones       29 Western Gardens    Richards Butler
                           London W5 3RS         Beaufort House
                                                 15 St. Botolph Street
                                                 London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Christopher James Blois    Snode Hill House      Richards Butler
Needham                    Beech                 Beaufort House
                           Alton                 15 St. Botolph Street
                           Hampshire GU34 4AX    London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Richard John Wells         Thollon               Richards Butler
                           56 Kevington Drive    Beaufort House
                           Chislehurst           15 St. Botolph Street
                           Kent BR6 7RN          London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

David Maxwell Tarsh        4 Harvey Lodge        Richards Butler
                           Admiral Walk          Beaufort House
                           Carlton Gate          15 St. Botolph Street
                           London W9             London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Penelope Atteline          97 Harrington Sound   Richards Butler
Cooke                      Road                  Beaufort House
                           Smiths H502           15 St. Botolph Street
                           Bermuda               London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Allan Cooper               14 Wilmington         Richards Butler
                           Avenue                Beaufort House
                           London                15 St. Botolph Street
                           W4 3HA                London EC3A 7EE
                                                 Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

Paul Murray                Apartment 23          Richards Butler
                           Mizzentop Longford    Beaufort House
                           Road                  15 St. Botolph Street
                           Warwick WK06          London EC3A 7EE
                           Bermuda               Fax: 0170 247 5091
                                                 For the attention of
                                                 Peter Michelmore

                               Part B - Investors

Name                       Address               Address for service of notices
                                                 and fax number

Bridge Street Fund         c/o The Corporation   Goldman Sachs International
1995, L.P.                 Trust Company,        Peterborough Court
                           Corporation Trust     133 Fleet Street
                           Center, 1209 Orange   London EC4A 2BB
                           Street, DE  19801     For the attention of
                           U.S.A.                Monique Stein
                                                 Fax no. 0170 774 4123

GS Capital Partners II,    c/o The Corporation   Goldman Sachs International
L.P.                       Trust Company,        Peterborough Court
                           Corporation Trust     133 Fleet Street
                           Center, 1209 Orange   London EC4A 2BB
                           Street, DE  19801     For the attention of
                           U.S.A.                Monique Stein
                                                 Fax no. 0170 774 4123

GS Capital Partners II     c/o Maples and        Goldman Sachs International
Offshore, L.P.             Calder,               Peterborough Court
                           PO Box 309,           133 Fleet Street
                           Grand Cayman,         London EC4A 2BB
                           Cayman Islands,       For the attention of
                           British West Indies   Monique Stein
                                                 Fax no. 0170 774 4123

Stone Street Fund 1995,    c/o The Corporation   Goldman Sachs International
L.P.                       Trust Company,        Peterborough Court
                           Corporation Trust     133 Fleet Street
                           Center, 1209 Orange   London EC4A 2BB
                           Street, DE  19801     For the attention of
                           U.S.A.                Monique Stein
                                                 Fax no. 0170 774 4123

Goldman Sachs & Co.        Messe Turm            Goldman Sachs International
Verwaltungs GmbH as        60308 Frankfuram      Peterborough Court
general partner of GS      Main                  133 Fleet Street
Captial Partners I         Germany               London EC4A 2BB
German Civil Law                                 For the attention of
Partnership (with                                Monique Stein
limited liability)                               Fax no. 0170 774 4123

                              Part C - The Company

Name                       Address               Address for service of notices
                                                 and fax number

Stirling Cooke Browne      Cedar House           Richards Butler
Holdings Limited           41 Cedar Avenue       Beaufort House
                           Hamilton HM12         15 St. Botolph Street
                           Bermuda               London EC3A 7EE
                                                 For the attention of
                                                 Peter Michelmore
                                                 Fax No. 0170 247 5091

                                                 with a copy to
                                                 Goldman Sachs International
                                                 Peterborough Court
                                                 133 Fleet Street
                                                 London EC4A 2BB
                                                 For the attention of
                                                 Monique Stein
                                                 Fax No. 0170 774 4123

                                   SCHEDULE 2

                              Corporate Governance

The actions referred to in clause 3.2 are the following:

l.  A merger, consolidation or liquidation.

2.  The acquisition of another business entity.

3. The establishment of any joint venture or partnership which is either material in the context of the business of the Group or outside the ordinary course of the Group's business or the establishment of any non-wholly owned subsidiary undertaking.

4.  Any entry into a business:

(a) (i) other than a business which is ancillary to an existing business of the Group; or

    (ii) which involves a member of the Group in underwriting for its own account, the provision of reinsurance or the assumption of risk in relation to any policy of insurance; or

(b) (in the case of any business which does not come within the ambit of business for which approval is required pursuant to paragraph 4(a) above) which is either

    (i) material in the context of the Group taken as a whole; or otherwise

    (ii) requires future commitments or capital expenditure in excess of US$200,000 on any single occasion or in excess of US$350,000 in aggregate in any Financial Year in either case other than as expressly approved in the Budget or Business Plan.

5. The approval of any underwriting guidelines or any significant change in or departure from such guidelines.

6. Approval of the Budget and Business Plan (including the constituent elements of each) and any material amendments to either of them.

7. Other than as approved as part of the Budget or Business Plan or any material amendment to either of them above, any:

    (a) asset sales in excess of US$200,000;

    (b) incurrence of indebtedness in excess of US$200,000 on any single occasion and in excess of US$350,000 in aggregate for the Group in any Financial Year;

    (c) liens on or encumbrances of assets in excess of US$200,000 on any single occasion and in excess of US$350,000 in aggregate for the Group in any Financial Year; and

    (d) capital expenditure in excess of US$200,000 on any single occasion and in excess of US$350,000 in aggregate by the Group in any Financial Year.

8. Entering into or amending any contract which is material in the context of the business of the Group as a whole, other than amending any contract entered into in the ordinary course of business where such amendments are part of the ordinary course of business and the particular amendment is not material in the context of the Group as a whole.

9.  Any issue or sale of Equity Securities.

10. Any payment or declaration of any dividend or other distribution (other than a dividend representing, in total, not more than the lesser of:

    (i) (Pounds)1 million; and

    (ii) 20 percent of the after-tax profits of the Company of the Financial Year in respect of which the dividend is declared or paid in each case provided that the same may be accommodated within (A) the Group's working capital and cash flow requirements as set out in the relevant Budget; and (B) the Company's obligations and commitments (if any) pursuant to the Further Financing Agreement.

11. Any repurchase or redemption of any securities or debt (except to the extent such debt is due in accordance with its terms).

12. Any registrations of securities under the Securities Act of 1933 (as amended) or a proposed listing of securities on any stock exchange or the granting of registration rights.

13. Any transaction with a related party (related party having the meaning given it in paragraph 1 of Chapter 11 of the London Stock Exchange's Listing Rules in force at the date hereof, except that references to "substantial shareholders" should be read as references to any Shareholder) other than in accordance with the Agreement.

14. Any appointment or removal of any senior management of any member of the Group, being any person, whether or not a director of any such member, who is acknowledged as having a material role or influence in the conduct of the affairs of the Group taken as a whole, or any individual member of the Group (Senior Management) including, but not limited to, the removal of any of the following persons: Mark Cooke, Nick Brown, George Jones.

15. Any amendment to the constitutional documents of any member of the Group

16. Any change in the size of, or to the maximum permitted number of directors on, the Board of Directors.

17. Any appointment or removal of the Auditor.

18. Any adoption of or changes to any accounting policies other than such changes as are necessary to comply with generally accepted accounting principles applicable in the jurisdiction concerned.

19. Any adoption or material amendment of employment contracts of Senior Management or any benefit plans or pension arrangements.

20. Entering into any guarantee, indemnity or suretyship other than in respect of the obligations of the Company and/or the Subsidiaries in the ordinary course of business.

21. The commencement and settlement of any litigation which is material to the business of the Group taken as a whole.

                                   SCHEDULE 3

         Right of first offer on sale or transfer of Equity Securities

1. Subject to Clause 6.3, in the event that a Shareholder (a Selling Shareholder) wishes to sell or transfer any or all of its Equity Securities (the Offered Securities) it must first follow the procedure set out in paragraph 2.

2(a) The Selling Shareholder must offer the Offered Securities to the Company and the Shareholders other than the Selling Shareholder (the Other Shareholders) for purchase (described in this Schedule as the First Offer).

(b) The First Offer shall be made by the Selling Shareholder to the Company and the Other Shareholders by written notice to the registered office (the First Offer Notice) giving details of

     (i) the number of Offered Securities;

     (ii) the proposed consideration for each of the Offered Securities and where the whole of such consideration is not to be satisfied by the payment of cash, a figure which the Selling Shareholder reasonably considers to be equal to the monetary value of the whole of such consideration (which, in the case of consideration in the form of publicly quoted securities, shall be the average mid-market price of each such security on the five Business Days immediately preceding the date of the First Offer Notice) on a per security basis;

     (iii) a list of persons (not exceeding 100 in number) to whom the Selling Shareholder may wish to offer the Offered Securities (the List). Where appropriate, the List shall specify the entity which, so far as the Selling Shareholder is aware, is the ultimate holding company of the persons named.

     (iv) any other material terms and conditions on which the Offered Securities are proposed to be sold.

(c) (i) The Company (if so decided by a Super-Majority) and the Other Shareholders may each elect to purchase within 14 days of receipt of the First Offer Notice, by notice to the Selling Shareholder and the Company (or, in the case of the Company, to the Other Shareholders), all or whatever proportion of the Offered Securities as they may apply for on the same terms as are set out in the First Offer Notice.

     (ii) If the Company elects to purchase Offered Securities in accordance with paragraph 2(c)(i) and is subsequently entitled to purchase any or all of those Offered Securities in accordance with the remainder of this paragraph 2 and may do so as a matter of law and is not prohibited from doing so by any loan or other agreement, each of the Shareholders shall take all such action as is necessary to procure that such purchase takes place.

(d) (i) Where, in total, elections are made by the Management Shareholders to purchase all of, but not more than, the total number of the Offered Securities, the Offered Securities shall be allocated between those Management Shareholders making elections in the amounts for which they have applied and the remainder of this paragraph shall not apply; and

     (ii) Where, in total, elections are made by the Management Shareholders and the Company and the Other Shareholders to purchase all of, but not more than, the total number of the Offered Securities, the Offered Securities shall be allocated between those persons making elections in the amounts for which they have applied and the remainder of this paragraph shall not apply.

(e) Subject to paragraph 2(d) above, where the Selling Shareholder is also a Management Shareholder, in the event that the Company and/or the Other Shareholders elect to purchase, in aggregate, more than the total number of Offered Securities, the following procedure shall apply:

     (i) the Offered Securities shall be allocated between the Management Shareholders other than the Selling Shareholder (the Other Management Shareholders) who have elected to purchase Offered Securities pro rata to their then existing holdings of Equity Securities or in the case of a Management Shareholder who has applied for fewer Offered Securities than the pro rata amount attributable to him, the amount for which he has applied. To the extent that any of the Offered Securities then remain unallocated and any Other Management Shareholder has made an election in respect of more than his pro rata entitlement, the excess shall be allocated (as nearly as may be) pro rata to the then existing holdings of such of the Other Management Shareholders who have made such an election, provided that such apportionment shall not be made so as to result in any Other Management Shareholder being allocated more Equity Securities than he applied for, any remaining excess being apportioned by applying this paragraph 2(e)(i) without taking account of any such Other Management Shareholders.

     (ii) To the extent that any of the Offered Securities then remain unallocated and the Company has made an election to purchase, those Offered Securities shall be applied in satisfying the Company's election (to the extent lawful and not prohibited from doing so by any loan or other agreement), save that the Company shall not be allocated more Offered Securities than it has elected to purchase.

     (iii) To the extent that any of the Offered Securities then remain unallocated those Offered Securities shall be allocated between such Other Shareholders other than all Other Management Shareholder (Other Non-Management Shareholders) who have elected to purchase Offered Securities pro rata to their then existing holdings of Equity Securities or, in the case of a Non-Management Other Shareholder who has applied for fewer Offered Securities than the pro rata amount attributable to him, the amount for which he has applied. To the extent that any of the Offered Securities then remain unallocated and any Other Non-Management Shareholder has made an election in respect of more than his pro rata entitlement, the excess shall be allocated (as nearly as may be) pro rata to the then existing holdings of such of the Other Non-Management Shareholders who have made such an election, provided that such apportionment shall not be made so as to result in any Other Non-Management Shareholder being allocated more Equity Securities than he applied for, any remaining excess being apportioned by applying this paragraph 2(e)(iii) without taking account of any such Other Non-Management Shareholders.

(f) Where the Selling Shareholder is not also a Management Shareholder, in the event that the Company and/or the Other Shareholders elect, in aggregate, for more than the total number of Offered

     Securities, the Company's election will be satisfied in full (to the extent lawful and not prohibited from doing so by any ban or other agreement) and the remaining Offered Securities (if any) will be allocated between the Other Shareholders who have elected to purchase Offered Securities pro rata to their then existing holdings of Equity Securities or, in the case of a Other Shareholder who has applied for fewer Offered Securities than the pro rata amount attributable to him, the amount for which he has applied. To the extent that any of the Offered Securities then remain unallocated and any Other Shareholder had served an Offer Notice in respect of more than his pro rata entitlement, the excess shall be allocated (as nearly as may be) pro rata to the then existing holdings of such of the Other Shareholders who have applied for any part of such excess, provided that such apportionment shall not be made so as to result in any Other Shareholder being allocated more Equity Securities than he applied for, any remaining excess being apportioned by applying this paragraph 2(f) without taking account of any such Other Shareholders.

3. In the event that the Company and the Other Shareholders together do not elect to purchase all of the Equity Securities included in the First Offer within 14 days of the First Offer having being made, the Selling Shareholder shall have the right for 90 days from the expiry of that 14 day period to sell the Offered Securities to any person whose name appears on the List other than a Prohibited Person (as defined in paragraph 4 below), for consideration not less than and on other terms and conditions that are no more favourable to that person than were set out in the First Offer Notice.

4. An Other Shareholder shall have the right to object to any person whose name appears on the List who, in the reasonable opinion of that Other Shareholder, would be materially detrimental for the Company to have as a shareholder. The Other Shareholder must notify to the Selling Shareholder, the remaining Other Shareholders and the Company the name of such person within 14 days of receipt of the List (or, in the case of a person added pursuant to paragraph 5 below, within 7 days of receiving notice of such person), and such notification is to be accompanied by a written explanation of the grounds on which it is made. If a simple majority of the Board of Directors of the Company reasonably considers that the Other Shareholder has provided satisfactory grounds, the person to whom the Other Shareholder objects shall be a Prohibited Person.

5. The Selling Shareholder may, at any time prior to the date 15 days prior to the expiry of the 90 day time period specified in paragraph 3 above, and provided that the Offered Securities have not all been acquired by the Other Shareholders and/or the Company, notify the Company and Other Shareholders of the names of further persons (and, if applicable, so far as the Selling Shareholder is aware, their ultimate holding companies) to add to the List, provided that the total number of persons included on the List (excluding any
Prohibited Persons) shall not exceed 150.   The Company and Other Shareholders
shall be entitled to object to such further persons in accordance with the provisions of paragraph 4 above.

6. In the event that Offered Securities are allocated pursuant to paragraph 2 above, the Company shall notify each of the persons who have been allocated Offered Securities of the number of Offered Securities that he or it has been allocated and the consideration payable for them and the transfer of the Offered Securities so allocated shall take place on the date which is ten Business Days from the Company making such notification.

7. Transfers of Offered Securities pursuant to this Schedule 3 shall take place in accordance with the provisions of Schedule 6.

8. To the extent that an Other Shareholder to whom Offered Securities have been allotted pursuant to this Schedule fails to complete the purchase of those Offered Securities in accordance with Schedule 6, those Offered Securities shall be treated as having been re-offered by the Selling Shareholder in accordance with the provisions of this Schedule save that such defaulting Other Shareholder shall not be entitled to apply to acquire such Offered Securities.

                                   SCHEDULE 5

                             Put and Auction rights

1. Provided that none of the events specified in clause 10 of the Agreement shall have taken place prior to the date specified in that clause, the provision of this Schedule 5 shall apply.

2. Goldman Sachs shall have the right, exercisable on one occasion only, following the date specified in clause 10 to require that a valuation of the fair market value (FMV) of the Equity Securities of the Company be performed by an international investment bank, agreed to by the Company and Goldman Sachs, such bank acting as an expert and not an arbitrator and whose decision shall, save in the case of manifest error, be final and binding on all the parties. In the event that no international investment bank can be agreed upon by Goldman Sachs and the Company, either party may apply to the President for the time being of the London Investment Banks Association for the nomination of an independent investment bank and the parties agree to accept any firm so nominated.

3. Once the FMV has been established in accordance with clause 1 and notified to all of the Shareholders, Goldman Sachs shall have the right for 90 days following receipt of such notification to require the Company, exercisable by notice in writing to the Company, subject to clause 4 of this Schedule, to purchase the Equity Securities in the Company then held by Goldman Sachs for FMV (without any deduction by virtue of its being a minority interest).

4. In the event that the Company cannot lawfully purchase or is otherwise prohibited from purchasing the Equity Securities pursuant to paragraph 3, Goldman Sachs shall have the right to require the Company to be auctioned and sold in a merger, stock or asset sale, or otherwise. Goldman Sachs shall have the right to conduct such an auction and accept such terms for the Company or its assets (as the case may be) as it may elect, provided that all Shareholders shall be entitled to receive consideration on the same basis, and participate in such transaction on the same terms, as Goldman Sachs. The Management Shareholders other than Goldman Sachs shall have the right to bid in the auction, and to the extent that any of them so does, they agree to abide by the reasonable terms of the auction.

5. In the event that Goldman Sachs requires an auction pursuant to paragraph 4, the Shareholders agree that they shall (and shall procure that their respective agents, representatives and Subsidiaries shall):

(a) in the case of a share sale, (to the extent that the Equity Securities held by Goldman Sachs are not sold to the Management Shareholders), sell their Equity Securities on the same terms as Goldman Sachs as part of the resulting transaction and in all other cases take such other action as may be necessary or desirable to facilitate such transaction;

(b) procure that the Directors (or, if necessary, the shareholders in general meeting) agree to vote in favour of the transaction resulting from the auction and take such other action as may be necessary or desirable to facilitate such transaction; and

(c) provide such co-operation in the auction process as Goldman Sachs may from time to time reasonably request.

SIGNED by                           )
NICHOLAS MARK COOKE                 )  /s/ Nicholas Mark Cooke
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
ALAN ALBERT FAIRS                   )  /s/ Alan Albert Fairs
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
MARK KERR-SMILEY                    )  /s/ Mark Kerr-Smiley
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )

SIGNED by                           )
NICHOLAS BROWN                      )  /s/ Nicholas Brown
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
JOHN ANTHONY LAMBERT                )  /s/ John Anthony Lambert
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
JEFFREY RONALD BUTLER               )  /s/ Jeffrey Ronald Butler
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:

SIGNED by                           )
PAUL IAN PEARSON                    )  /s/ Paul Ian Pearson
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
JACQUES GEORGE SACY                 )  /s/ Jacques George Sacy
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
DAVID TERRELL COLLEY                )  /s/ David Terrell Colley
in the presence of:                 )    as power of attorney


Witness-  Signature:

          Name:

          Address:

SIGNED by                           )
GEORGE WILLIAM JONES                )  /s/ George William Jones
in the presence of:                 )    as power of attorney


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
CHRISTOPHER JAMES                   )  /s/ Christopher James Blois Needham
BLOIS NEEDHAM                       )    as power of attorney
by GEORGE WILLIAM JONES             )
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
RICHARD JOHN WELLS                  )  /s/ Richard John Wells
in the presence of:                 )    as power of attorney


Witness-  Signature:

          Name:

          Address:

SIGNED by                           )
DAVID MAXWELL TARSH                 )  /s/ David Maxwell Tarsh
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
PENELOPE ATTELINE COOKE             )  /s/ Penelope Atteline Cooke
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:


SIGNED by                           )
PAUL MURRAY                         )  /s/ Paul Murray
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:

SIGNED by                           )
ALLAN COOPER                        )  /s/ Allan Cooper
by GEORGE WILLIAM JONES             )    as power of attorney
his attorney in the presence of:    )


Witness-  Signature:

          Name:

          Address:

SIGNED by JEAN de POURTALES           )
as attorney on behalf of the General  )  /s/ Bridge Street Fund 1995, L.P.
Partner of BRIDGE STREET              )    as power of attorney
FUND 1995, L.P.                       )
in the presence of:                   )


Witness-  Signature:

          Name:

          Address:


SIGNED by JEAN de POURTALES           )
as attorney on behalf of GOLDMAN      )  /s/ Goldman Sachs & CO Verwaltungs
SACHS & CO VERWALTUNGS                )    as power of attorney
GmbH as General Partner of            )
GS CAPITAL PARTNERS II                )
GERMANY CIVIL LAW                     )
PARTNERSHIP (with limited             )
liability) in the presence of:        )


Witness-  Signature:

          Name:

          Address:


SIGNED by JEAN de POURTALES           )
as attorney on behalf of the General  )  /s/ GS Capital Partners II, L.P.
Partner of GS CAPITAL                 )    as power of attorney
PARTNERS II, L.P. in the presence     )
of:                                   )


Witness-  Signature:

          Name:

          Address:

SIGNED by JEAN de POURTALES          )
as attorney on behalf of the General ) /s/ GS Capital Partners II Offshore, L.P.
Partner of GS CAPITAL                )    as power of attorney
PARTNERS II OFFSHORE, L.P.           )
in the presence of:                  )


Witness-  Signature:

          Name:

          Address:


SIGNED by JEAN de POURTALES          )
as attorney on behalf of the General )  /s/ Stone Street Fund 1995, L.P.
Partner of STONE STREET              )    as power of attorney
FUND 1995, L.P.                      )
in the presence of:                  )


Witness-  Signature:

          Name:

          Address:


SIGNED by                            )
STIRLING COOKE BROWN                 ) /s/ Stirling Cooke Brown Holdings Limited
HOLDINGS LIMITED                     )    as power of attorney
acting by:                           )


Director:

Secretary: